Exhibit 99.2

March 6, 2018

Carvana Announces Fourth Quarter and Full Year 2017 Financial Results

Reports Record Full Year Revenue of $859 Million, an Increase of 135%

Reports Record Full Year Gross Profit per Unit of $1,539, an Increase of 50%

PHOENIX - Carvana Co. (NYSE: CVNA), a leading eCommerce platform for buying used cars, today announced financial results for its fourth quarter ended Dec. 31, 2017. Carvana’s complete fourth quarter 2017 financial results and management commentary can be found by accessing the Company’s shareholder letter at: https://investors.carvana.com/financial-reports/quarterly-results/2017.

“2017 was another year of tremendous growth and progress for Carvana. We achieved triple digit growth in retail units sold and revenue, both Q4 and for the full year, while simultaneously growing GPU and demonstrating leverage in the business,” said Ernie Garcia, Carvana co-founder and CEO. “In 2018 we expect to experience our fifth straight year of triple digit top-line growth, open a record number of new markets, and bring more people than ever the new way to buy a car.”

Fourth Quarter and Full Year 2017 Summary

Q4 2017: All financial comparisons stated below are versus Q4 2016, unless otherwise noted.

•	Retail units sold totaled 13,517, an increase of 141%

•	Revenue totaled $265.1 million, an increase of 148%

•	Total gross profit was $21.9 million, an increase of 798%

•	Total gross profit per unit was $1,619, an increase of $1,184

•	Net loss was $47.2 million, an increase of 32%

•	EBITDA margin was (15.5%), an improvement from (30.6%)

•
GAAP basic and diluted net loss per Class A share was $0.45 based on 15.9 million shares of Class A common stock outstanding; absent $1.65 million in accrued charges associated with our convertible preferred stock issuance net loss per Class A share would have been $0.34.

•
Adjusted net loss per Class A share, a non-GAAP measure, was $0.36, based on 136.9 million adjusted shares of Class A common stock outstanding assuming the exchange of all outstanding LLC Units for shares of Class A common stock; absent $1.65 million in accrued charges associated with our convertible preferred stock issuance adjusted net loss per Class A share would have been $0.34.

•	We opened 5 new markets, bringing our end-of-quarter total to 44

•	We achieved the lowest quarterly average days to sale in our history of 72, compared to 97 in Q3

FY 2017: All financial comparisons stated below are versus 2016, unless otherwise noted.

•	Retail units sold totaled 44,252, an increase of 136%

•	Revenue totaled $858.9 million, an increase of 135%

•	Total gross profit was $68.1 million, an increase of 255%

•	Total gross profit per unit was $1,539, an increase of $516

•	Net loss was $164.3 million, an increase of 76%

•	EBITDA margin was (16.9%), an improvement from (23.2%)

•	GAAP basic and diluted net loss per Class A share was $1.31 based on 15.2 million shares of Class A common stock outstanding

•
Adjusted net loss per Class A share, a non-GAAP measure, was $1.21, based on 136.9 million adjusted shares of Class A common stock outstanding assuming the exchange of all outstanding LLC Units for shares of Class A common stock

•	We opened 23 new markets, bringing our end-of-year total to 44

•	Our average days to sale for the full year 2017 was 91, an increase of 2 days

Recent Events

We completed a few other notable accomplishments in Q4 2017 and already in Q1 2018, including:

•
We raised $100 million through the sale of convertible preferred securities to Dundon Capital Partners in early December. The additional capital adds liquidity and cushion to our balance sheet and provides flexibility to accelerate market openings.

•
We sold and leased back $24.3 million of vending machines in Q4, including $19.2 million sold and leased back under our $75 million Master Sale-Leaseback Agreement, and $5.1 million under a separate transaction. We still have over $55 million available under our MSL agreement, which we intend to utilize over the course of this year, while also securing additional asset financing from other third parties.

•	We have opened 10 markets quarter-to-date, bringing our current total to 54.

Q1 and 2018 Outlook

We anticipate continued triple digit growth in units and revenue for both Q1 and the full year 2018 as we increase penetration in our existing markets, open new markets, and broaden our brand awareness with national advertising and additional vending machines. We have historically estimated used vehicle demand to be seasonally strongest in the first half of the year, correlating closely with customer receipt of federal tax refunds; however, as tax refunds have begun arriving later over the last two years the true strength of that seasonality is shifting to favor Q2 over Q1. We expect to make progress on GPU and EBITDA margin in Q1, although less than we may have experienced throughout our history largely due to the aforementioned seasonal shift. We expect our EBITDA losses to peak in Q1 this year, followed by a significant reduction in Q2. We expect to achieve our first EBITDA positive quarter in 2019.

Our Q1 guidance is as follows. All financial comparisons stated below are versus Q1 2017, unless otherwise noted.

•	Retail unit sales of 17,000 - 18,500, an increase of 104% - 122%

•	Total revenue of $325 million - $355 million, an increase of 104% - 123%

•	Total gross profit per unit of $1,650 - $1,750, an increase from $1,169

•	EBITDA margin of (15.0%) - (13.0%), an improvement from (21.6%)

Our FY 2018 guidance is as follows. All financial comparisons stated below are versus FY 2017, unless otherwise noted.

•	Retail unit sales of 89,000 - 93,000, an increase of 101% - 110%

•	Revenue of $1.725 billion - $1.825 billion, an increase of 101% - 112%

•	Total gross profit per unit of $1,950 - $2,150, an increase from $1,539

•	EBITDA margin of (9.0%) - (7.0%), an improvement from (16.9%), reflecting both our decision to accelerate market expansion along with increasing operating leverage on our growth

•	30 - 40 market openings, an increase from 23 markets in 2017, bringing our end-of-year total to 74 - 84 markets and our total U.S. population coverage to at least 55%

For more information regarding the non-GAAP financial measures discussed in this letter, please see the reconciliations of our non-GAAP measurements to their most directly comparable GAAP-based financial measurements included at the end of this letter. Guidance for EBITDA margin excludes depreciation and amortization expense and interest expense. We have not reconciled EBITDA guidance to GAAP net loss as a result of the uncertainty regarding, and the potential variability of, interest expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort. Depreciation and amortization expense, which is a component of the reconciliation between EBITDA and GAAP net loss, is expected to be between 1.2% and 1.4% of total revenues for both Q1 2018 and FY 2018.

Conference Call Details

Carvana will host a conference call today, March 6, 2018, at 5:30 p.m. EST (2:30 p.m. PST) to discuss financial results. To participate in the live call, analysts and investors should dial (877) 270-2148 or (412) 902-6510, and ask for “Carvana Earnings.” A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.carvana.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the conference call will be available until March 13, 2018, by dialing (877) 344-7529 or (412) 317-0088 and entering passcode 10116688#.

Forward Looking Statements

This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current expectations and projections with respect to, among other things, its financial condition, results of operations, plans, objectives, future performance, and business. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "intend," "likely," "outlook," "plan," "potential," "project," "projection," "seek," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning.

Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Among these factors are risks related to the “Risk Factors” identified in our Annual Report on Form 10-K for 2017.

There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Use of Non-GAAP Financial Measures

As appropriate, we supplement our results of operations determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measurements that are used by management, and which we believe are useful to investors, as supplemental operational measurements to evaluate our financial performance. These measurements should not be considered in isolation or as a substitute for reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measurements, and such measurements may not be comparable to similarly-titled measurements reported by other companies. Rather, these measurements should be considered as an additional way of viewing aspects of our operations that provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements included in publicly filed reports in their entirety and not rely solely on any one, single financial measurement or communication.

Reconciliations of our non-GAAP measurements to their most directly comparable GAAP-based financial measurements are included at the end of this press release.

About Carvana Co.

Founded in 2012 and based in Phoenix, Carvana’s (NYSE: CVNA) mission is to change the way people buy cars. By removing the traditional dealership infrastructure and replacing it with technology and exceptional customer service, Carvana offers consumers an intuitive and convenient online automotive retail platform. Carvana.com enables consumers to quickly and easily buy a car online, including finding their preferred vehicle, qualifying for financing, getting a trade-in value, signing contracts, and receiving delivery or pickup of the vehicle from one of Carvana’s proprietary automated Car Vending Machines.

For further information on Carvana, please visit www.carvana.com, or connect with us on Facebook, Instagram or Twitter.

Investor Relations:
Mike Levin
investors@carvana.com

or

Media Contact:
Olson Engage
Kate Carver
carvana@olson.com

CARVANA CO. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands, except per share amounts)

Adjusted Net Loss and Adjusted Net Loss per Share

Adjusted net loss and adjusted net loss per share are supplemental measures of operating performance that do not represent and should not be considered alternatives to net loss and net loss per share, as determined under GAAP. We believe that by assuming the full exchange of all outstanding LLC Units, adjusted net loss and adjusted net loss per share supplement GAAP measures and enable us and our investors to more effectively evaluate our performance period-over-period and relative to our competitors that have different organizational and tax structures because the assumption eliminates the effect of any changes in net income attributable to Carvana Co. driven by increases in our ownership of Carvana Group, LLC, which are unrelated to our operating performance. A reconciliation of adjusted net loss to net loss attributable to Carvana Co., the most directly comparable GAAP measure, and the computation of adjusted net loss per share are as follows (in thousands, except per share amounts):

	Three Months Ended
	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017
Numerator:
Net loss attributable to Carvana Co.	$(17,325)	$(18,108)	$(21,985)	$(35,694)	$(38,439)	$(14,542)	$(4,380)	$(5,480)
Add: Net loss attributable to non-controlling interests	—	—	—	—	—	(24,328)	(35,389)	(41,758)
Less: dividends on Class A convertible preferred stock	—	—	—	—	—	—	—	413
Less: accretion of beneficial conversion feature on Class A convertible preferred stock	—	—	—	—	—	—	—	1,237
Adjusted net loss attributable to Carvana Co. Class A common stock	$(17,325)	$(18,108)	$(21,985)	$(35,694)	$(38,439)	$(38,870)	$(39,769)	$(48,888)

Denominator:
Weighted-average shares of Class A common stock outstanding(1)(3)	15,000	15,000	15,000	15,000	15,000	15,026	15,045	15,891
Adjustments:
Assumed exchange of LLC Units for shares of Class A common stock (2)	121,760	121,760	121,760	121,760	121,760	121,666	121,989	121,057
Adjusted shares of Class A common stock outstanding	136,760	136,760	136,760	136,760	136,760	136,692	137,034	136,948
Adjusted net loss per share	$(0.13)	$(0.13)	$(0.16)	$(0.26)	(0.28)	$(0.28)	$(0.29)	$(0.36)
(1) Amounts for periods prior to the initial public offering have been retrospectively adjusted to give effect to 15.0 million shares of Class A common stock issued in the initial public offering.
(2) Amounts for periods prior to the initial public offering have been retrospectively adjusted to include all LLC units outstanding at the initial public offering, including conversion of the Class C Redeemable Preferred Units into Class A Units on a one-for-one basis. Also assumes exchange of all outstanding LLC Units for shares of Class A common stock during each period presented.
(3) Excludes portions of unvested restricted stock awards and vested and unvested stock options outstanding because they were determined to be anti-dilutive.

CARVANA CO. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Unaudited)
(In thousands, except per share amounts)

EBITDA and EBITDA Margin

EBITDA and EBITDA Margin are non-GAAP supplemental measures of operating performance that do not represent and should not be considered an alternative to net loss or cash flow from operations, as determined by GAAP. EBITDA is defined as net loss before interest expense, income tax expense and depreciation and amortization expense. EBITDA Margin is EBITDA as a percentage of total revenues. We use EBITDA to measure the operating performance of our business and EBITDA Margin to measure our operating performance relative to our total revenues. We believe that EBITDA and EBITDA Margin are useful measures to us and to our investors because they exclude certain financial and capital structure items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations, in part because they may vary widely across time and within our industry independent of the performance of our core operations. We believe that excluding these items enables us to more effectively evaluate our performance period-over-period and relative to our competitors. EBITDA and EBITDA Margin may not be comparable to similarly titled measures provided by other companies due to potential differences in methods of calculations. A reconciliation of EBITDA to net loss, the most directly comparable GAAP measure, and calculation of EBITDA Margin is as follows (in thousands):

	Three Months Ended
	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017
Net loss	$(17,325)	$(18,108)	$(21,985)	$(35,694)	$(38,439)	$(38,870)	$(39,769)	$(47,238)
Depreciation and amortization expense	866	958	1,196	1,638	2,061	2,584	3,101	3,822
Interest expense	710	796	725	1,356	2,059	2,507	838	2,255
EBITDA	$(15,749)	$(16,354)	$(20,064)	$(32,700)	$(34,319)	$(33,779)	$(35,830)	$(41,161)

Total revenues	$72,951	$86,526	$98,844	$106,827	$159,073	$209,365	$225,379	$265,053
Net Loss Margin	(23.7)%	(20.9)%	(22.2)%	(33.4)%	(24.2)%	(18.6)%	(17.6)%	(17.8)%
EBITDA Margin	(21.6)%	(18.9)%	(20.3)%	(30.6)%	(21.6)%	(16.1)%	(15.9)%	(15.5)%